CERTIFICATE OF INCORPORATION

                                       OF

                             CASTLE BANCGROUP, INC.

                                  ARTICLE FIRST

                                      Name
                                      ----

              The name of the corporation is Castle BancGroup, Inc.

                                 ARTICLE SECOND

                           Registered Office and Agent
                           ---------------------------

     The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

                                  ARTICLE THIRD

                                    Purposes
                                    --------

     The nature of the business or purposes to be con-ducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

                                  Capital Stock
                                  -------------

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 25,100,000 shares, which are divided into two classes as follows:

     100,000  shares  of  Preferred  Stock,  without  par  value,  and

     25,000,000  shares of Common Stock of the par value of $.33 1/3  per share.

     The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

                              Preferred  Stock
                              ----------------

     The board of directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the board of directors, including, but not limited to, determination of any of the following:

     (a) the distinctive serial designation and the number of shares constituting a series;

     (b) the dividend rate or rates, whether dividends are cumulative and from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) in addition to the voting rights provided by law, the voting powers, full or limited, if any, of the shares of the series, which might include the right to elect a specified number of directors in any case or if dividends on the series are not paid for a specified period of time;

     (d) whether the shares of the series are redeemable and the price or prices at which, and the terms and conditions on which, the shares may be redeemed, which prices, terms and conditions may vary under different conditions and at different redemption dates;

     (e) the amount or amounts, if any, payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation prior to any payment or distribution of the assets of the corporation to any class or classes of stock of the corporation ranking junior to the series;

     (f) whether the shares of the series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and the amount of the fund and the manner of its application, including the price or prices at which the shares of the series may be redeemed or purchased through the application of the fund;

     (g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

     (h) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the board of directors may deem advisable and as are not inconsistent with the provisions of this Certificate of Incorporation.

                                       II

                                 Common  Stock
                                 -------------

A.     Dividends.
       ---------

     Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

B.     Liquidation.
       -----------

     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The board of directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. Neither the merger or consolidation of the corporation into or with any other corporation or corporations, nor the purchase or redemption of shares of stock of the corporation of any class, nor the sale or transfer by the corporation of all or any part of its assets, nor the reorganization or recapitalization of the corporation, shall be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

C.     Voting  Rights.
       --------------

     Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the corporation on all matters voted upon by the stockholders.

D.     Cumulative  Voting.
       ------------------

     At all elections of directors of the corporation, each stockholder entitled generally to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

                                      III

                               Other  Provisions
                               -----------------

A.     No  Preemptive  Rights.
       ----------------------

     No stockholder shall have any preemptive right to subscribe to an additional issue of stock of any class or series or to any securities of the corporation convertible into such stock.

B.     Changes  in  Authorized  Capital  Stock.
       ---------------------------------------

     Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to this Certificate of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation without regard to class or series.

C.     Unclaimed  Dividends.
       --------------------

     Any and all right, title, interest and claim in and to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

                               ARTICLE  FIFTH

              Incorporator  and  First  Board  of  Directors
              ----------------------------------------------

     The  name  and mailing address of the incorporator of this corporation are:

                            John  W.  Castle
                            208  Miller  Avenue
                            DeKalb,  Illinois  60115

     The powers of the incorporator shall terminate upon the filing of this certificate of incorporation. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their respective successors are elected and qualified are as follows:

     NAME                             MAILING  ADDRESS
     ----                             ----------------

     John  W.  Castle                 208  Miller  Avenue
                                      DeKalb,  Illinois  60115

     Louis  P.  Brady                 407  North  DeKalb  Street
                                      Sandwich,  Illinois  60548

     James  N.  McInnes               26  Edgebrook  Drive
                                      Sandwich,  Illinois  60548

     Franklyn  L.  Ament              RR#2,  Oak  Knolls
                                      Sandwich,  Illinois  60548

     Donald  E.  Breunig              108  East  Arnold  Road
                                      Sandwich,  Illinois  60548

     Armand  A.  Legner               103  East  Arnold  Road
                                      Sandwich,  Illinois  60548

     Nancy  D.  Castle                208  Miller  Avenue
                                      DeKalb,  Illinois  60115



                                   ARTICLE  SIXTH

                              Board  of  Directors
                              --------------------

A.     Powers  of  the  Board.
       ----------------------

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized:

     (a)     To  make,  alter  or  repeal  the  by-laws  of  the  corporation.

     (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (d) By resolution of a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; and no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock unless the resolution or by-laws expressly so provide.

     (e) To sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the board of directors shall deem expedient and for the best interests of the corporation, when and as authorized by the affirmative vote of the holders of a majority of the stock of the corporation issued and outstanding having voting power.

     (f) To provide for the indemnification, within the limits permitted by law, of directors, officers, employees and agents of the corporation (or of other corporations absorbed into the corporation by merger or consolidation), and of persons who serve other enterprises in such or similar capacities at the request of the corporation (or at the request of other corporations absorbed into the corporation by merger or consolidation), against expenses and liability for actions they take in such capacities.

B.     Written  Ballot.
       ---------------

     Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

C.     Classified  Board  of  Directors.
       --------------------------------

     Section  1.  Number,  Election  and  Terms  of Directors.  The business and
                  -------------------------------------------
affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than five (5) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the board of directors then in office. The board of directors shall be divided into three classes, the number of directors in each class to be fixed by the board of directors. The initial term of office of Class I directors shall expire at the annual meeting of stockholders to be held in 1998; the initial term of office of Class II directors shall expire at the annual meeting of stockholders to be held in 1999; and the initial term of office of Class III directors shall expire at the annual meeting of stockholders to be held in 2000, and in each case until their respective successors are elected and qualified. At each annual meeting of stockholders, directors shall be chosen to succeed those whose terms then expire and shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election, and in each case until their respective successors are elected and qualified.

     The names of the persons who are to serve as the initial directors of each class of directors of the Corporation until their successors are elected and qualified or until their earlier resignation or removal are as follows:


                         Name           Class  Designation
                  -------------------  -------------------

                   John  B.  Hiatt             I
                  -------------------  -------------------

                  William  R.  Monat           I
                  -------------------  -------------------

                  Robert  T.  Boey            II
                  -------------------  -------------------

                  Donald  E.  Kieso           II
                  -------------------  -------------------

                  James  N.  McInnes          II
                  -------------------  -------------------

                  Bruce  P.  Bickner         III
                  -------------------  -------------------

                  John  W.  Castle           III
                  -------------------  -------------------

                  Peter  H.  Henning         III
                  -------------------  -------------------

     Section  2.  Newly  Created  Directorships  and  Vacancies.  Newly  created
                  ---------------------------------------------
directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Newly created directorships shall be allocated among the classes of directors so that each class of directors shall consist, as nearly as possible, of one-third of the total number of directors.

     Section  3.  Removal.  Subject to the rights of the holders of any class or
                  -------
series of Preferred Stock of the Corporation, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Section as one class.

     Section  4.  Amendment,  Alteration  or  Repeal.  In  addition  to  any
                  ----------------------------------
affirmative vote that may be otherwise required, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Section as one class, shall be required to amend, alter or repeal in any respect, or adopt any provision inconsistent with, this Subpart C of Article Sixth.

                              ARTICLE  SEVENTH

                    Stockholder  Action  by  Consent
                    --------------------------------

     Action may be taken by the stockholders of the corporation, without a meeting, by written consent as and to the extent provided at the time by the General Corporation Law of the State of Delaware, provided that the matter to be acted upon by such written consent previously has been approved by the board of directors of the corporation and directed by such board to be submitted to the stockholders for their action thereon by written consent.

                              ARTICLE  EIGHTH

               Merger,  Consolidation  or  Disposition  of  Assets
               ---------------------------------------------------

     In the event that the stockholders of the corporation are asked to vote on a merger or consolidation with any Person (as hereinafter defined) or on a proposal that the corporation sell, lease or exchange substantially all of its assets or business to or with any Person or any affiliate of such Person, or that any Person or any affiliate of such Person sell, lease or exchange substantially all of its assets or business to or with the corporation, and such Person and/or its affiliates singly or in the aggregate, own or control directly or indirectly shares representing five percent (5%) or more of the voting power of the corporation at the record date for determining stockholders entitled to vote, the favorable vote of not less than eighty percent (80%) of all of the votes which the holders of the issued and outstanding shares of the voting stock of the corporation, voting as a single class, are entitled to cast thereon shall be required for the approval of any such action; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale, lease or exchange of assets or business which was approved by resolutions of the board of directors of the corporation prior to the acquisition of the ownership or control of shares representing at least five percent (5%) of the voting power of the corporation by such Person and/or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between the corporation and another Person of which shares or other ownership interests representing fifty percent (50%) or more of the voting power is owned by the corporation.

     For the purposes of this Article, a "Person" is any corporation, partnership, association, trust, business entity, estate or individual; an "affiliate" is any Person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     This ARTICLE EIGHTH may not be amended, nor may it be repealed in whole or in part, unless authorized by the favorable vote of not less than eighty percent (80%) of all the votes entitled to be cast thereon by the holders of the issued and outstanding shares of voting stock of the corporation voting as a single class, regardless of class or series of stock.

                                   ARTICLE  NINTH

                                      Amendment
                                      ---------

     The corporation reserves the right to amend its certificate of incorporation, and to thereby change or repeal any provision therein contained from time to time, in the manner prescribed at the time by statute, and all rights conferred upon stockholders by such certificate of incorporation are granted subject to this reservation.

                                   ARTICLE  TENTH

                         Limited  Liability  of  Directors
                         ---------------------------------

     No person who was or is a director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Article Tenth to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director of the corporation to the corporation or its stock-holders shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended. For purposes hereof, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the corporation" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

                                ARTICLE  ELEVENTH

                                 Indemnification
                                 ---------------

A.     Certificate  of  Incorporation  Article  Not  Exclusive;  Change  in Law.
       ------------------------------------------------------------------------

     The indemnification and advancement of costs, charges and other expenses (including attorneys' fees) ("Expenses") provided by, or granted pursuant to, this Article Eleventh shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of this Article Eleventh or the by-laws of the corporation, the corporation shall indemnify and make advancement of Expenses to each person who is or was or has agreed to become a director or officer of the corporation, and each person who is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the laws of the State of Delaware and any other ap-plicable laws, as they now exist or as they may be amended in the future.

B.     Contract  Rights.
       ----------------

     All rights to indemnification and advancement of Expenses provided by this Article Eleventh and the by-laws of the corporation shall be deemed to be a contract between the corporation and each person who is or was or has agreed to become a director or officer of the corporation, and each person who is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of this Article Eleventh or the by-laws of the corporation or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law shall not in any way diminish any rights to indemnification or advancement of Expenses with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part on such state of facts.

C.     Indemnification  for  Certain  Persons  for  Breach  of  Fiduciary  Duty.
       ------------------------------------------------------------------------

     In addition to the indemnification provided for in the by-laws of the corporation, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of another corporation, partnership, joint venture, trust or other enterprise by reason of the fact that he is or was serving or has agreed to serve at the request of the corporation as a director of such other corporation, partnership, joint venture, trust or other enterprise against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or suit and any appeal thereof, for breach of fiduciary duty as such director, except for liability (i) for breach of the duty of loyalty to such other corporation, partnership, joint venture, trust or other enterprise; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of a dividend or unlawful purchase or redemption of stock; or
(iv) for any transaction from which the director derived an improper personal benefit.